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[PRG SCHULTZ LETTERHEAD]


December 2, 2003




Richard Bacon
4447 Northside Parkway, NW
Apt. 321
Atlanta, GA 30327

Dear Rick:

As we discussed, there is a potential conflict between your signed employment letter (Sections 7 -- Termination and 8 -- Severance Payments) and the standard PRG-Schultz Employee Agreement (Section 8 -- Employment at Will). In the event of termination, Sections 7 and 8 of your employment letter will take precedence over Section 8 of the standard PRG-Schultz Employee Agreement.

The remainder of the standard PRG-Schultz Employee Agreement terms and conditions remain unchanged and unaffected by your signed employment letter.


Sincerely,

/s/ Marie Neff

Marie Neff
EVP, Human Resources